Exhibit 10.5

EQUITY TRANSFER EXCLUSIVE OPTION AGREEMENT

This Equity Transfer Exclusive Option Agreement (hereinafter referred to as “the Agreement”) is entered into as of August 4, 2009 by and among the following parties:

1.	Zhengmao Hu

Add: 701 Building No. 18 Yimei Garden Haidian District, Beijing

ID Number: 410221700414021

2.	Min Hu

Add: 701 Building No. 18 Yimei Garden Haidian District, Beijing

ID Number: 41071119640703102X

(In this agreement hereinafter, Zhengmao Hu and Min Hu may are referred to individually as an “Existing Shareholder” or collectively as the “Existing Shareholders”)

3.	Tianjin Frank Education Consultancy Co., Ltd. (hereinafter referred to as “Tianjin Frank”)

Registered Address at Room 3024, Building A, No.2 of Wuhuadao, Huayuan Industry District, Tianjin

4.	Beijing Frank Education Investment and Management Co., Ltd (hereinafter referred to as “Company”)

Register Address: Room 700, Floor 7, Building B, No.1 of Shangdi Xinxi Road, Haidian District, Beijing

(In this Agreement, each Party shall be referred to individually as a “Party” or collectively, as the “Parties”.)

Whereas,

(1)	The Existing Shareholders are registered shareholders of the Company, and own lawfully 100% equity interest in the Company Registered Capital. Their respective capital contributions to and shareholding in the Company Registered Capital as of the date hereof are set forth in Appendix I attached hereto.

(2)	Subject to the applicable PRC Law, the Existing Shareholders intend to transfer to Tianjin Frank and/or its designated entity or individual all the equity interest in the Company owned by them respectively, and Tianjin Frank intends to accept such transfer.

(3)	Subject to applicable PRC Law, the Company intends to transfer to Tianjin Frank and/or its designated entity or individual all the equity interest in The Company owned by them respectively, and Tianjin Frank intends to accept such transfer.

(4)	In order to consummate the aforesaid equity transfer, the Existing Shareholders and the Company agree to collectively grant the Tianjin Frank an irrevocable option for equity transfer (the Transfer Option) and an option for asset purchase, under which the Existing Shareholders and the Company shall, as required by Tianjin Frank and subject to the PRC Law, transfer the Option Equity (as defined below) to Tianjin Frank and/or its designated entity or individual in accordance with this Agreement.

(5)	The Existing shareholders consent that the Company grants Tianjin Frank the Transfer Option in accordance with this Agreement.

The Parties hereby agree as follows upon mutual negotiations:

Article 1 Definition

1.1	Unless otherwise required in the context, the following terms in this Agreement shall have the following meanings:

“PRC Law” means the then effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the Peoples’ Republic of China (excluding Hong Kong Special Administration Region, Macao Special Administration Region and Taiwan).

“Transfer Option” means the right granted to Tianjin Frank to purchase Company shares by Existing shareholders in accordance with the terms and conditions of this agreement in the validity of the transfer period.

“Asset Purchase Option” refers to the right granted to the Tianjin Frank by the Company in accordance with the terms and conditions of this Agreement to purchase any Company assets in the validity of the asset purchase period.

“Option Equity” means, in respect of each Existing Shareholder, the equity interest owned by him or her in the Company Registered Capital (defined as below), and in respect of the equity interest corresponding to 100% of the Company Registered Capital in respect of all the Existing Shareholders.

“Company Registered Capital” means the registered capital of RMB 15,000,000 of the Company as of the execution date of this Agreement. It also refers to any enlarged registered capital due to any form of capital increase during the validity period of this agreement.

“Transferred Equity” means the equity to which Tianjin Frank is entitled to acquire the Company shares transferred to Tianjin Frank or any entity or individual designated by the Tianjin Frank by any of the Existing shareholders in accordance with Article 3 hereof, the amount of which may be all or part of the Option Equity and shall be determined by Tianjin Frank at its own discretion in accordance with the then valid PRC Law and its commercial needs.

“Transferred Assets” means the Company assets to which Tianjin Frank or its designated entity or individual is entitled to acquire from the Company when exercising its Transfer Option (the “Exercise”) in accordance with Article 3 hereof, the amount of which may be all or part of the Option Equity and shall be determined by Tianjin Frank at its own discretion in accordance with the then valid PRC Law and its commercial needs.

“Exercise” means the action of Tianjin Frank to exercise its Transfer Option or Asset Purchase Option.

“Transfer Price” means all the considerations which Tianjin Frank or its designated entity or individual is obliged to pay to the Existing Shareholders or the Company for the Transferred Equity or assets in each Exercise .

“Business Permits” means any approvals, permits, filings, registrations, etc. which are necessary for the lawful and effective operation by the Company, including without limitation to the Business License of the Enterprise Legal Person, the Tax Registration Certificate, and other relevant licenses and permits as required by the then PRC Law.

“The Company Assets” means all the tangible and intangible assets which the Company owns or is entitled to use within the term of this Agreement, including but not limited to any fixed and moveable assets, and intellectual property rights including trademarks, copyrights, patents, know-how, domain names, software use rights.

“Material Assets” means assets exceed and including of RMB 50,000 carrying value or above or any assets that have significant influence on business operations on one of the Parties.

“Significant Agreements” means significant agreements which have significant material impact on the businesses or the assets of any party in this agreement, including without limitation to the “Management & Service Agreement” entered into by and between Tianjin Frank and the Company and other significant agreements related to the business of the Company of contract value exceed RMB 50,000.

1.2	Any invoke of PRC Law referred to herein shall:

(1)	include the amendments, changes, supplements and reenactments thereto, irrespective of whether they take effect before or after the execution of this Agreement; and

(2)	include the references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3	Unless otherwise specified hereof, all references to an article, clause, item or paragraph shall refer to the relevant part hereof.

Article 2 Grant of Transfer Option and Asset Purchase Option

2.1	The Existing Shareholders hereby severally and jointly agree to grant Tianjin Frank irrevocable and unconditional Transfer Option, under which Tianjin Frank shall, subject to the PRC Law, be entitled to require the Existing Shareholders to transfer the Option Equity to Tianjin Frank or its designated entity or individual in such methods as set out herein. Tianjin Frank also agrees to accept such Transfer Option. Except for Tianjin Frank and its designated entity or individual, no any other third party enjoys such right.

2.2	The Company hereby agrees to grant Tianjin Frank an irrevocable and unconditional asset purchase option, under which Tianjin Frank shall, subject to the PRC Law, be entitled to require the Existing Shareholders to transfer any and part of Company assets to Tianjin Frank or its designated entity or individual in such methods as set out herein. Tianjin Frank also agrees to accept such Transfer Option. Except for Tianjin Frank and its designated entity or individual, no any other third party enjoys such right.

2.3	Hereby consents that the Existing Shareholders grant such asset purchase option to Tianjin Frank according to Article 2.2 above and other provisions hereunder.

Article 3 Method for Exercise of Option

3.1	Subject to the PRC Law, Tianjin Frank shall have the sole discretion in deciding the schedule, method and times of its Exercise.

3.2	Subject to the terms and conditions of the agreement and subject to Chinese laws, Tianjin Frank has the right to require the Existing Shareholders to transfer their shares by itself or through its designated entities or individuals at any time.

3.3	Subject to the terms and conditions of the agreement and subject to Chinese laws, Tianjin Frank holds the right at any time to require the Company to transfer its assets by itself or through its designated entities or individuals.

3.4	As for Transfer Option, in each Exercise, Tianjin Frank shall have the right to decide the number of shares to be transferred by each Existing Shareholder to Tianjin Frank and/or other entity or individual designated by it in such Exercise, and each Existing Shareholder shall transfer such amount of Transferred shares decided by Tianjin Frank to Tianjin Frank and/or other entity or individual designated by it. Tianjin Frank and/or other entity or individual designated by it shall pay the Transfer Price to the Existing Shareholders for the Transferred Shares acquired in each Exercise.

3.5

As for Asset Purchase Option, in each Exercise, Tianjin Frank shall have the right to decide the amount of the Transferred Assets to be transferred by the Company to Tianjin Frank and/or other entity or individual designated by it in such Exercise, and each Existing Shareholder shall transfer such amount of Transferred Asset decided by Tianjin Frank to Tianjin Frank and/or other entity or individual designated by it. Tianjin Frank and/or other entity or individual designated by it shall pay the Transfer Price to the Company for the Transferred Equity acquired in each Exercise.

3.6	In each Exercise, Tianjin Frank may acquire the Transferred Equity or assets by itself or designate any third party acquire all or part of the Transferred Equity or assets.

3.7	Upon its decision of each Exercise, Tianjin Frank shall issue to each Existing Shareholder a notice on the exercise of the Transfer Option (the “Exercise Notice”, the form of which is set out as Appendix II and Appendix III hereto). The Existing Shareholders shall, upon receipt of the Exercise Notice, promptly transfer all the Transferred Equity or Assets in a lump sum to Tianjin Frank and/or other entity or individual designated by Tianjin Frank in such method as provided in Exercise Notice.

Article 4 Transfer Price

4.1	In the case of Transfer Option, in each Excercise of Tianjin Frank, the total transfer price to be paid by Tianjin Frank or designated entity or individual of Tianjin Frank shall be equal to Company Registered Capital or the minimum Transfer Price permitted under the PRC Law. The higher should prevail.

4.2	In the case of Asset Purchase Option, in each Excercise of Tianjin Frank, the total transfer price to be paid by Tianjin Frank or designated entity or individual of Tianjin Frank shall be equal to the net book value of the related assets or the minimum Transfer Price permitted under the PRC Law. The higher should prevail.

Article 5 Representations and Warranties of the Parties

5.1	The Existing Shareholders hereby severally and jointly represents and warrants as follows:

5.1.1	The Existing Shareholders are PRC citizens with full capacity, with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions.

5.1.2	The Company is a limited liability company duly registered and validly existing under the PRC Law, with an independent corporate legal person status. The company has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions.

5.1.3	The Existing Shareholders have full power and authority to execute and deliver this Agreement and all the other documents related to the transaction contemplated herein and are to be executed by them, and they have the full power and authority to complete the transaction herein.

5.1.4	This Agreement has been duly and lawfully executed and delivered by the Existing Shareholders and is legally binding upon them and enforceable against them in accordance with the terms herein.

5.1.5	The Existing Shareholders are the registered legal owners of the Option Equity. There is no lien, pledge, claim, other encumbrances or third party restrictions on the Option Equity except for the rights created by the Agreements as follows: the Share Pledge Agreement entered into by and between the Company, Tianjin Frank and the Existing Shareholders as of August 4, 2009; and the proxy rights stated in Proxy Agreement signed on August 4, 2009. According to this Agreement, Tianjin Frank and/or its designated entity or individual shall, upon the Exercise of Option, obtain the good title to the Transferred Equity free and clear of any lien, pledge, claim, other encumbrances or third party restrictions.

5.1.6	There is no lien, pledge, claim encumbrances or third party restriction on Company assets. According to this agreement, Tianjin Frank and/or any designated entity or individual shall, upon the Exercise, obtain the good title to the Company Assets free and clear of any lien, pledge, claim, other encumbrances and third party restrictions.

5.1.7	The execution, deliver, performance of this agreement and the completion of the deal by the existing shareholders is not violation of any PRC Laws and is in accordance with any binding agreements, contracts or arrangements made with any third party.

5.2	The Company hereby represents and warrants as follows:

5.2.1	The company is a limited liability company duly registered and validly existing under the PRC Law, with an independent corporate legal person status. The Company has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions.

5.2.2	The Company has the full internal power and authority to execute and deliver this Agreement and all the other related documents to be executed by it, and has the full power and authority to complete the transaction contemplated herein.

5.2.3	This Agreement has been duly and lawfully executed and delivered by the Company and is legally binding upon it.

5.2.4	There is no lien, pledge, claim, other encumbrances or third party restrictions on Company assets. In accordance with this Agreement, Tianjin Frank and/or its designated entity or individual shall, upon the Exercise, obtain the good title to the Company Assets free and clear of any lien, pledge, claim, other encumbrances and third party restrictions.

5.2.5	The execution, deliver, performance of this agreement and the completion of the deal by the Company is not against any PRC Laws and is in accordance with any binding agreements, contracts or arrangements made with any third party.

5.3	Tianjin Frank hereby represents and warrants as follows:

5.3.1	Tianjin Frank is a limited liability company duly registered and validly existing under the PRC Law, with an independent corporate legal person status. Tianjin Frank has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions.

5.3.2	Tianjin Frank has the full internal power and authority to execute and deliver this Agreement and all the other related documents to be executed by it, and has the full power and authority to complete the transaction contemplated herein.

5.3.3	This Agreement has been duly and lawfully executed and delivered by Tianjin Frank and is legally binding upon it.

Article 6 Undertakings by the Existing Shareholders

Each Existing Shareholder hereby undertakes as follows:

6.1	Within the term of this Agreement, without the prior written consent by Tianjin Frank, the Existing Shareholders shall not conduct or allow the Company to conduct, or through the management of the Company to push/allow the Company to conduct the activities listed below. The Existing Shareholders also shall not through the Company or the Company management or the management of the Schools established by the above mentioned parties (Hereinafter referred to as “School”) to push or allow the Schools to conduct the following activities.

6.1.1	Transfer or dispose of any Company share ownership and/or set up encumbrances and third party rights on School interest or any Company shares or School interest.

6.1.2	Increase or decrease registered capital of the Company/School, cause or agree the Company and/or School to spin off or merge with other entities or change the legal form of the Company and/or School ownership form or its non-profit nature.

6.1.3	Dispose of any of the Company and/or School Assets, including but not limited to any large-scale equipment, intellectual property right of the Company and / or School and / or share ownership or similar interest of the Company and/or School ] (except for those occur in the ordinary course of business);

6.1.4	Improperly terminate any Significant Agreements entered into by the Company and/or the School, or enter into any other Significant Agreements in conflict with the existing Significant Agreements;

6.1.5	Appoint or dismiss any directors, supervisors, and directors of the School or any other management members of the Company and/or the School (as the case may be);

6.1.6	Cause or approve the Company and/or the School to declare or distribute any distributable profit, bonus or dividend;

6.1.7	Cause or approve arrangements of a partaking, a joint venture, or profit sharing scheme of the Company and/or the School with any other third parties, or any arrangements that would transfer interest or share profit with others in the form of usage fee, service fee or consulting fee.

6.1.8	Amend the Articles of Association of the Company and/or the School;

6.1.9	Agree or cause the Company and/or the School to lend or borrow any loan, or provide guarantee or other forms of security arrangements, or undertake any material obligations other than in the ordinary course of business.

6.1.10	The existing shareholders and their direct relatives hold shares or similar equity or take positions as members of the board in any entities that are in similar or competing business with the Company and/or the School or cooperate with such entities on operations or provide any kinds of services to such entities (except for those occur in the ordinary course of cooperative operations or service provision of the Company).

6.1.11	Agree or cause the Company or the School to pay over RMB 100,000 or more in capital expenditure in a single payout or a series of payouts that amount to above RMB 100,000, and.

6.1.12	Terminate, liquidate or dissolve the Company and/or the School or take actions that may impair or harm the continuous existence of the Company or the School.

6.2	He or she must use his or her best efforts within the term of this Agreement to develop the business of the Company, and ensure its operations are in compliance with laws and regulations, and that he or she shall never be engaged in any actions or omissions which may harm the Assets or the goodwill of the company (including the rights and interests it holds in schools) or affect the validity of its Business Permits.

6.3	He or she must within the term of this Agreement promptly inform Tianjin Frank of any situation which may have a material adverse impact on the existence, business operations, financial conditions, assets or goodwill of the company (including the schools it has established), and must take timely measures approved by Tianjin Frank to eliminate such adverse situation or take effective remedial measures.

6.4	Once Tianjin Frank issues the Exercise Notice:

6.4.1	It should hold shareholders’ meeting immediately and pass the resolution of the shareholders (as the case may be) and take all other necessary actions, to allow any existing shareholders or the Company to transfer all the transfer equity or transfer assets at the Transfer Price to Tianjin Frank and / or its designated entities or individuals, and to give up their ownership of any pre-emptive purchase rights (if any);

6.4.2	It should immediately sign equity transfer agreement with Tianjin Frank and / or its designated entities or individuals, to transfer all the transferred equity at the Transfer Price to Tianjin Frank and / or its designated entities or individuals, and provide necessary support (including providing and signing all the relevant legal documents, go through all the procedures for government approval and registration, and taking all the related obligations) to Tianjin Frank in accordance with the requirements of Tianjin Frank and the provisions of laws and regulations, so that Tianjin Frank and / or its designated entities or individuals can acquire all the transferred equity, and such transferred equity has no legal flaws and is attached with no encumbrances, third-party restrictions or any other restrictions.

6.5	If the total amount of the transfer price any one of the existing shareholders has received by transferring his or her transfer equity is higher than his or her capital contribution to the company, then the existing shareholders agree, under the premise of not violating PRC Law, to give up the proceeds from the premium, which is the difference between the two and that Tianjin Frank is entitled to the premium proceeds, otherwise, the existing shareholder should be responsible for compensating the losses incurred suffered by Tianjin Frank and / or its designated entities or individuals.

Article 7 Undertaking by the Company

7.1	The Company hereby undertakes as follows:

7.1.1	If the consent, permit, waiver, authorization of any third party or the approval, permit, exemption, or any registration or filing (if legally required) with any government authority is necessary for the execution of this Agreement and the grant of Transfer Option or Assets Purchase Option, the Company shall use its best effort to assist the fulfillment of the above conditions.

7.1.2	Without the written consent of Tianjin Frank, the Company shall not assist or permit the Existing Shareholders to transfer, or dispose of in other methods, or create any encumbrances or third party restrictions on, any Option Equity.

7.1.3	Without the written consent of Tianjin Frank, the Company shall not transfer, or dispose of any Material assets in other methods (except for those occur in ordinary business operations), or create any encumbrances or third party restrictions on, any Company’s material Assets.

7.1.4	The company should not carry on or permit any conduct or action which may adversely affect the interest of Tianjin Frank’s hereunder, including but not restricted to any conduct or action in Term 6.1.

7.2	Upon the Exercise Notice of Tianjin Frank:

7.2.1	The Company should immediately urge its Existing Shareholders to hold shareholders’ meeting and to adopt the resolutions made on the meeting as well as take all the other necessary actions to allow the Company to transfer all transfer assets based on Transfer Price to Tianjin Frank and / or its designated entity or individual;

7.2.2	The Company should immediately sign asset transfer agreement with Tianjin Frank and / or its designated entity or individual, and transfer all transfer assets based on Transfer Price to Tianjin Frank and / or its designated entity or individual and push its shareholders to provide necessary support to Tianjin Frank (including offering and signing all related legal document and implementing all the government approval and registration procedure and bear all the related obligations) in accordance with Tianjin Frank’s requirement and the relevant laws and regulations so that Tianjin Frank and / or its designated entity or individual can acquire all the transfer assets, and these kinds of transfer assets has no legal flaws and is not attached with any encumbrances, third party restrictions, or any other restrictions on the Company’s assets.

Article 8 Confidentiality

8.1	Notwithstanding the termination of this Agreement, each party shall be obliged to keep confidential the information learnt during the procedure of the execution and performance of this Agreement, including other party’s trade secrets, proprietary information, customer information and other confidential information (hereinafter collectively the “Confidential Information”). Without the advanced written consent of the disclosing party, or in cases where it is required to disclose the third party according to relevant laws and regulation or the requirements of the local share market or provisions in relevant laws and regulation, the receiving party should not disclose any confidential information to a third party; Except for disclosure in fulfilling this Agreement, the receiving party shall not use or indirectly use any confidential information.

8.2	The following information is not confidential information:

(a) Information which has written evidence that shows the receiving party has been aware of the information through lawful means before it receives the information;

(b) Information enters into the public domain through no fault of the receiving party; or

(c) Information that the receiving party legally obtains from other sources after receiving the confidential information.

8.3	The receiving party can disclose the confidential information to its relevant employees, agents or other retained professionals, but the receiving party must ensure that the above-mentioned personnel follow the relevant provisions and conditions of this Agreement, and shall assume any liability arising from the violation of the relevant provisions and conditions of this Agreement by the above-mentioned personnel.

8.4	Notwithstanding any other provisions herein, the validity of this Article shall survive the suspension or termination of this Agreement.

Article 9 Term of Agreement

This Agreement shall become effective as of the date of formal execution by the Parties, and shall remain valid until the following conditions are met:

9.1	This Agreement shall be terminated when all the Option Equity and Company Assets have been legally transferred to Tianjin Frank and/or its designated entity or individual in accordance with the provisions hereof. Or

9.2	Tianjin Frank terminates the Agreement according to provisions in Term 11.1.1 .

Article 10 Notice

10.1	Any notice, request, demand and other correspondences required by or made in accordance with this Agreement shall be delivered to the relevant Party in writing.

10.2	The above notice or other correspondences shall be deemed to have been delivered upon delivery when it is transmitted by facsimile or telex; or upon handed over to the receiver when it is delivered in person; or on the fifth (5) day after posting when it is delivered by mail.

Article 11 Default Liability

11.1	The Parties agree and confirm that, if any Party (hereinafter the “Defaulting Party”) breaches any of the provisions herein or fails to perform any of the obligations under this Agreement, such a breach or failure shall constitute a default under this Agreement (hereinafter a “Default”), the non-defaulting Party (hereinafter the “Non-defaulting Party”) is entitled to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of receiving the written notice of the Non-defaulting Party thereof, the Non-defaulting Party shall be entitled to decide, at its own discretion:

11.1.1	Provided that the Defaulting Party is the Existing Shareholder or the Company, Tianjin Frank has the right to terminate this Agreement and require the Defaulting Party to indemnify all the damages.

11.1.2	Provided that the Defaulting Party is Tianjin Frank, the Non-defaulting Party is entitled to demand the Defaulting Party indemnify all the damages. Unless otherwise specified by laws, in no circumstances shall the Non-defaulting Party demands for termination of this Agreement for whatever reason.

11.2	Notwithstanding any other provisions herein, the validity of this Article shall survive the suspension or termination of this Agreement.

Article 12 Miscellaneous

12.1	This Agreement is made in Chinese in four (4) counterparts with each Party retaining one copy thereof.

12.2	The execution, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by the PRC Law.

12.3	Any disputes arising hereunder and in connection herewith shall be settled through consultations among the Parties, and where no agreement regarding such disputes can be reached by the Parties within thirty (30) days after their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with the arbitration rules thereof, and the arbitration award shall be final and binding on all the Parties.

12.4	Any rights, powers and remedies entitled to any Party by any provision herein shall not preclude any other rights, powers and remedies entitled to such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of any other rights, powers and remedies.

12.5	No failure or delay by a Party to exercise any of its rights, powers and remedies hereunder or in accordance with the laws (hereinafter the “Rights”) shall be construed as a waiver of such Rights, and the waiver of any single or partial exercise of such Rights shall not preclude its exercise of such Rights in other ways or its exercises of any other Right.

12.6	The headings herein are for reference only, and shall not be used for or affect the interpretation of the provisions hereof.

12.7	Each term contained herein shall be severable and independent from other provisions, and if at any time any term or terms herein is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of all other provisions herein shall not be affected as a result thereof.

12.8	This Agreement, upon its execution, supersedes any other legal documents executed by the Parties with respect to the same subject hereof. Any amendments or supplements to this Agreement shall be made in writing and shall become effective upon due execution by the Parties hereto.

12.9	The Existing Shareholders or the Company shall not assign any of their rights and/or obligations hereunder to any third parties without the prior written consent from Tianjin Frank, and Tianjin Frank is entitled to assign any of its rights and/or obligations hereunder to any of its designated third parties upon written notice to the Existing Shareholders and the Company.

12.10  This Agreement shall be binding on the legal successors or assignees of each Parties.

[The following is intentionally left blank]

Min Hu
Signature:	/s/

Zhengmao Hu
Signature:	/s/

Tianjin Frank Education Consultancy Co., Ltd

Signature by Authorized Representative: /s/ Zhou Yu

Name: Zhou Yu

Position: Authorized Representative

Beijing Frank Education Investment and Management Co., Ltd

Signature by Authorized Representative: /s/

Name: MinHu

Position: Authorized Representative

Appendix I:

Basic Information of Company

Company Name: Beijing Frank Education Investment and Management Co., Ltd

Registered Address: Room 700, Floor 7, Building B, No.1 of Shangdi Xinxi Road, Haidian District, Beijing

Registered Capital: RMB 15,000,000

Equity Structure:

Shareholder’s Name	Registered Capital (RMB)		Percentage of Contribution

Min Hu	RMB	14,800,000	98.7%

Zhengmao Hu	RMB	200,000	1.3%

Total	RMB	15,000,000	100%

Appendix II:

Form of the Option Exercise Notice

To: [name of an Existing Shareholder]

Reference is made to the Equity Transfer Exclusive Option Agreement dated as of August 4, 2009 (hereinafter the “Option Agreement”) by and among you and Beijing Frank Education Investment and Management Co., Ltd (hereinafter “the Company”), by which you shall, upon request by this Company and pursuant to the PRC laws and regulations, transfer all or part of the equity interest owned by you in the Company to this Company or any third parties designated by this Company.

Therefore this Company hereby issues this Notice to you as follows:

This Company hereby requests its exercise of the Transfer Option under the Option Agreement and that the equity interest you owned corresponding to [—]% of the equity of the Company (hereinafter the “Proposed Transferred Equity”) be transferred to this Company/[name of company/individual] designated by this Company. You are required to promptly transfer all the Proposed Transferred Equity to [this Company]/[name of designated company/individual] upon receipt of this Notice in accordance with the agreed terms in the Option Agreement thereof.

Best regards,

Tianjin Frank Education Consultancy Co., Ltd

Authorized Representative:
Date:

Appendix III:

Form of the Option Exercise Notice

To: Beijing Frank Education Investment and Management Co., Ltd

Reference is made to the Equity Transfer Exclusive Option Agreement dated as of August 4, 2009 (hereinafter the “Option Agreement”) by and among you, Min Hu and Zhengmao Hu, by which you shall, upon request by this Company and pursuant to the PRC laws and regulations, transfer all or part of the equity interest owned by you in the Company to this Company or any third parties designated by this Company.

Therefore this Company hereby issues this Notice to you as follows:

This Company hereby requests its exercise of the Transfer Option under the Option Agreement (hereinafter the “Proposed Transferred Equity”) be transferred to this Company/[name of company/individual] designated by this Company. You are required to promptly transfer all the Proposed Transferred Equity to [this Company]/[name of designated company/individual] upon receipt of this Notice in accordance with the agreed terms in the Option Agreement thereof.

Best regards,

Authorized Representative:
Date: